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                                                                   EXHIBIT 10.26


                       AMERICAN SUPERCONDUCTOR CORPORATION

                         1997 DIRECTOR STOCK OPTION PLAN

1.       PURPOSE.

         The purpose of this 1997 Director Stock Option Plan (the "Plan") of American Superconductor Corporation (the "Company") is to encourage stock ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future success and to provide them with a further incentive to remain as directors of the Company.

2.       ADMINISTRATION.

         The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the options to be granted shall be automatic in accordance with Section 5. However, all questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding. No director or person acting pursuant to the authority delegated by the Board of Directors shall be liable for any action or determination relating to or under the Plan made in good faith.

3.       PARTICIPATION IN THE PLAN.

         Directors of the Company who are not full-time employees of the Company or any subsidiary of the Company ("Outside Directors") shall be eligible to receive options under the Plan, except that Directors of the Company who are representatives of an equity holder of the Company shall not be eligible to receive options under the Plan.

4.       STOCK SUBJECT TO THE PLAN.

         (a) The maximum number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), which may be issued under the Plan shall be 240,000 shares, subject to adjustment as provided in Section 7.

         (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.


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         (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         (d) Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.       TERMS, CONDITIONS AND FORM OF OPTIONS.

         Each option granted under the Plan shall be evidenced by a written agreement in such form as the President or the Executive Vice President, Corporate Development, shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) OPTION GRANT DATES AND SHARES SUBJECT TO OPTION. Options will be granted under the Plan as follows:

                  (i) INITIAL GRANTS TO CURRENT OUTSIDE DIRECTORS. Provided that all stock options previously granted to a person serving as an Outside Director under another director stock option plan of the Company are vested completely or that such Outside Director has not yet been granted an option, an option to purchase 40,000 shares of Common Stock shall be granted automatically to each person serving as an Outside Director of the Company upon the approval of the Plan by the stockholders of the Company. For persons serving as Outside Directors whose stock options previously granted under another director stock option plan of the Company have not vested completely as of the date of the approval of the Plan by the stockholders of the Company, an option to purchase 40,000 shares of Common Stock shall be granted automatically on the first business day following the date that such stock options are vested completely, provided that such person is serving as an Outside Director as of such date.

                  (ii) INITIAL GRANTS TO FUTURE OUTSIDE DIRECTORS. An option to purchase 40,000 shares of Common Stock shall be granted automatically to each Outside Director first elected to the Board of Directors after the date of the approval of the Plan by the stockholders of the Company, upon the date of his or her initial election to the Board of Directors.

         (b) OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall be equal to the fair market value per share of Common Stock on the date of grant, which shall be determined as follows: (i) if the Common Stock is listed on the Nasdaq National Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be deemed to be the last reported sale price per share of Common Stock thereon on such date (or, if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported); and (ii) if the Common Stock is not listed on the Nasdaq


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National Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be as determined by the Board of Directors.

         (c) TRANSFERABILITY OF OPTIONS. Except as the Board of Directors may otherwise determine, options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee. References to a optionee, to the extent relevant in the context, shall include references to authorized transferees, if any.

         (d) VESTING PERIOD.

                  (i) GENERAL. Each option granted under the Plan shall become exercisable in equal annual installments over the four year period following the date of grant.

                  (ii) ACCELERATION UPON AN ACQUISITION EVENT. Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full in the event an Acquisition Event (as defined in Section 8) of the Company occurs.

         (e) TERMINATION. Each option shall terminate, and may no longer be exercised, on the earlier of the (i) the date ten years after the date of grant or (ii) the date 60 days after the optionee ceases to serve as a director of the Company for any reason, whether by death, resignation, removal or otherwise.

         (f) EXERCISE PROCEDURE. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking, in form and substance satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (iii) delivery of irrevocable instructions, in form and substance satisfactory to the Company, to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

         (g) EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.


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6.       LIMITATION OF RIGHTS.

         (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the optionee shall be entitled to continue as a director for any period of time.

         (b) NO STOCKHOLDER RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend, and the distribution date (i.e., the date on which the closing market price of the Common Stock on a stock exchange or trading system is adjusted to reflect the split) is subsequent to the record date for such stock dividend, an optionee who exercises an option between the close of business on such record date and the close of business on such distribution date shall be entitled to receive the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on such record date.

         (c) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition to, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors.

7. ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan and (ii) the number and class of security and exercise price per share subject to each outstanding option shall be appropriately adjusted by the Company to the extent the Board shall determine, in good faith, that such an adjustment is necessary and appropriate. No fractional shares will be issued under the Plan on account of any such adjustments. If this Section 7 applies and
Section 8 also applies to any event, Section 8 shall be applicable to such event and this Section 7 shall not be applicable.


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         Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend, and the distribution date (i.e., the date on which the closing market price of the Common Stock on a stock exchange or trading system is adjusted to reflect the split) is subsequent to the record date for such stock dividend, an optionee who exercises an option between the close of business on such record date and the close of business on such distribution date shall be entitled to receive the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on such record date.

8.       ACQUISITION EVENTS.

         CONSEQUENCES OF ACQUISITION EVENTS. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding options: (i) provide that outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for such options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Internal Revenue Code of 1986, as amended; (ii) upon written notice to the optionees, provide that all then unexercised options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the optionees between the Acceleration Time and the consummation of such Acquisition Event; and (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding options shall terminate upon consummation of such Acquisition Event and each optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options.

         An "Acquisition Event" shall mean: (x) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (y) any sale of all or substantially all of the assets of the Company; or (z) the complete liquidation of the Company.


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9.       MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.

         The Board of Directors shall have the power to modify or amend outstanding options; provided, however, that no modification or amendment may
(i) have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee, or (ii) modify the number of shares of Common Stock subject to the option (except as provided in Section 7).

10.      TERMINATION AND AMENDMENT OF THE PLAN.

         The Board of Directors may suspend, terminate or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company, no amendment may (i) increase the number of shares subject to the Plan (except as provided in Section 7), or (ii) effect any action which requires approval of the stockholders pursuant to the rules or requirements of the Nasdaq National Market or any other exchange on which the Common Stock of the Company is listed.

11.      NOTICE.

         Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

12.      GOVERNING LAW.

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

13.      STOCKHOLDER APPROVAL.

         The Plan is conditional upon stockholder approval of the Plan within one year from its date of adoption by the Board of Directors, and no option may be granted under the Plan until such stockholder approval is obtained.

                                    As adopted by the Board of Directors on
                                    July 24, 1997 and approved by the
                                    shareholders on September 5, 1997.